 Exhibit 10.2

WAIVER AND ASSIGNMENT OF REGISTRATION RIGHTS AND VOTING AGREEMENT

This WAIVER AND ASSIGNMENT OF REGISTRATION RIGHTS AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 22, 2020, by and among GSK Finance (No.3) plc, a public limited company incorporated under the laws of England and Wales (“GSK Finance”), Glaxo Group Limited (“GGL”) and Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company” and with GSK Finance and GGL, each a “Party”).

RECITALS

WHEREAS, GSK Finance will acquire 9,644,807 ordinary shares of the Company, $0.00001 par value per share (the “Theravance Shares”) from GGL pursuant to the share purchase agreement entered into between GGL and GSK Finance dated June 12, 2020 (the “Share Purchase”), in connection with the Offering (as defined below);

WHEREAS, on the date hereof, GSK Finance is issuing $280,336,000 Exchangeable Senior Notes Due 2023 (the “Notes”), guaranteed on a senior basis by GlaxoSmithKline plc, exchangeable into substantially all of the Theravance Shares (the “Offering”). The Notes will mature on June 22, 2023 (the “Maturity Date”);

WHEREAS, the Company and GGL are party to the Registration Rights Agreement dated March 3, 2014, as amended on February 10, 2020 (the “Registration Rights Agreement”), pursuant to which GGL has certain notice and registration rights;

WHEREAS, GSK Finance is a wholly-owned subsidiary and an Affiliate of GGL;

WHEREAS, in connection with the Share Purchase, GGL desires to assign its rights under the Registration Rights Agreement to GSK Finance (the “Assignment”) and concurrently notify the Company in writing of such Assignment in accordance with Section 1.11 of the Registration Rights Agreement;

WHEREAS, in connection with the Offering, GGL and GSK Finance desire to waive their registration rights under the Registration Rights Agreement, subject to the terms and conditions herein;

WHEREAS, in connection with the Offering, the Company is entering into a registration rights agreement on the date hereof (the “Additional Registration Rights Agreement”) with the investors in the Notes in respect of the Theravance Shares deliverable upon exchange of the Notes; and

WHEREAS, the Parties desire to enter into this Agreement on the terms and conditions concerning the voting of all Voting Shares owned by GGL, GSK Finance or their controlled Affiliates, and the waiver of their registration rights under the Registration Rights Agreement, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, each Party hereby agrees as follows:

ARTICLE I

WAIVER AND ASSIGNMENT OF RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT

Section 1.1. Assignment.

GGL hereby assigns its rights under the Registration Rights Agreement to GSK Finance in accordance with Section 1.11 of the Registration Rights Agreement and GSK Finance hereby agrees to be bound by and subject to the terms and conditions of the Registration Rights Agreement, including without limitation the provisions of Section 1.12 thereof. In accordance with Section 1.11 of the Registration Rights Agreement, the following information is provided to the Company with respect to GSK Finance:

•	Legal name: GSK Finance (No.3) plc

•	Address: 980 Great West Road, Brentford, Middlesex, TW8 9GS, United Kingdom

•	Securities with respect to which GGL’s registration rights are being assigned: 9,644,807 ordinary shares of Theravance Biopharma, Inc., par value $0.00001 per share

Section 1.2. Waiver of Rights under Section 1 of the Registration Rights Agreement.

(a)       Each of GGL and, with effect from the date on which GSK Finance is included as the registered holder of the Theravance Shares on the Company’s register of shareholders pursuant to the Share Purchase, GSK Finance hereby waives all of its rights under Section 1 of the Registration Rights Agreement. Except as expressly set forth herein, GGL and GSK Finance are not waiving any right or remedy under the Registration Rights Agreement, which remains in full force and effect in accordance with its terms.

(b)       The waiver pursuant to Section 1.2(a) above shall terminate with immediate effect upon the earlier of (i) the maturity date of the Notes; (ii) any such other date on which the Notes are no longer issued and outstanding; or (iii) at any time that GGL or GSK Finance, as the case may be, determines that it can no longer continue to own the shares under applicable laws or regulations.

Section 1.3. Consent to New Registration Right Agreement.

Each of GGL and GSK Finance hereby consent to the entry into the Additional Registration Rights Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1. Voting.

(a)       Except as set forth in Section 2.1(b), GGL and GSK Finance shall ensure that all Voting Shares owned by GGL, GSK Finance or their controlled Affiliates shall be voted on all matters, at the election of GSK Finance, either (i) in accordance with the recommendation of the Independent Directors of the Board or (ii) in proportion to the votes cast by the other holders of the Company’s Voting Shares.

(b)       GGL and GSK Finance shall ensure that all Voting Shares owned by GGL, GSK Finance or their controlled Affiliates are voted as set forth in 2.1(a), unless the matter being voted upon involves any of the following:

(i)	any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than GSK Finance and its Affiliates owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in no event shall any such proposed issuance covered by this clause (ii) include a sale of the Company’s securities in a public offering); or

(ii)	any Change in Control.

(c)       Each of GGL and GSK Finance hereby, on behalf of itself and its controlled Affiliates, appoints the Board as its proxy and each of GGL and GSK Finance hereby, on behalf of itself and its controlled Affiliates, grants to the Board an irrevocable proxy to vote, or execute and deliver written consents or otherwise act with respect to all Voting Shares of the Company now owned or hereafter acquired by GGL, GSK Finance or their controlled Affiliates in the manner in which each of GGL and GSK Finance is obligated to vote, consent or act pursuant to this Section 2.1. According to such proxy, each of GGL and GSK Finance, on behalf of itself and its controlled Affiliates, hereby directs the Board to vote in accordance with the recommendation of the Independent Directors of the Board, unless and until GSK Finance notifies the Board otherwise. Such proxy shall be irrevocable until this Agreement terminates pursuant to its terms in Section 2.2 or this Section 2.1 is amended to remove such grant of proxy, and is coupled with an interest in all Voting Shares of the Company owned by GGL, GSK Finance or their controlled Affiliates. This Agreement shall constitute the proxy granted pursuant hereto.

Section 2.2. Termination.

The voting agreement as set forth in Section 2.1 above shall terminate at the earliest of (i) the Maturity Date, (ii) a change in the composition of more than 50% of the members of the Board as of the date hereof and (iii) the effective time of a Change in Control.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices.

If to Theravance:

Theravance Biopharma, Inc.

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands

Attn: Office of General Counsel

Tel: +1 650 808 6000

Email: legal@theravance.com

With a copy to:

Theravance Biopharma, Inc.

c/o Theravance Biopharma US, Inc.

901 Gateway Boulevard

South San Francisco, CA 94080

Attention: Office of General Counsel

Skadden, Arps, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301-1908

Attn: Amr Razzak

Tel: +1 650 470 4533

Email: amr.razzak@skadden.com

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

550 Allerton Street

Redwood City, California 94063

Attn: Jeffrey Vetter

Tel: +1 650 321-2400

Email: jvetter@gunderson.com

If to GSK Finance:

GSK Finance (No.3) plc

980 Great West Road

Brentford, London

TW8 9GS

United Kingdom

Attn: Victoria Whyte

Tel: +44 20 8047 5000

Email: company.secretary@gsk.com

With a copy to:

GlaxoSmithKline plc

980 Great West Road

Brentford, London

TW8 9GS

United Kingdom

Attn: Victoria Whyte

Tel: +44 20 8047 5000

Email: company.secretary@gsk.com

and with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU

United Kingdom

Attn: Sebastian R. Sperber

Tel: +44 20 7614 2237

Email: ssperber@cgsh.com

or such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

Section 3.2. Amendments; Waivers.

(a)       Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by GGL, GSK Finance and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, in the case of the Company, no such amendment or waiver shall be effective without the approval of a majority of the Independent Directors.

(b)       No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

Section 3.4. Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 3.1, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

Section 3.5. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.

Section 3.6. Specific Performance. Each party acknowledges and agrees that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company, on the one hand, or GSK Finance, on the other hand, of the provisions of this Agreement, in addition to any remedies at law, GSK Finance and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

Section 3.7. Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either party to violate any applicable laws, rules or regulations.

Section 3.8. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity; it being specified that for purposes of this Agreement, the Company and its direct and indirect subsidiaries, if any, shall not be deemed to be Affiliates of GSK Finance.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Exchange Commission is closed or on which banks in the State of Delaware are required or authorized by law to be closed.

“Change in Control” means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing shareholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company other than to a Person that is and for so long as it continues to be majority owned and controlled, directly or indirectly, subsidiary of the Company.

“Equity Security” means any (i) Voting Shares of the Company, (ii) securities of the Company convertible into or exchangeable for Voting Shares and (iii) options, rights and warrants issued by the Company to subscribe for or acquire Voting Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Director” shall mean a director who complies with the independence requirements for directors with respect to the Company (without reference to any applicable exemptions from such requirements) for companies listed on Nasdaq. For the avoidance of doubt, a person affiliated with GGL or GSK Finance may not be an Independent Director.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other business organization.

“Voting Shares” shall mean the ordinary shares of the Company and any other outstanding securities of the Company having the right to vote generally in any appointment of directors of the Board.

Section 3.9. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Name: Rick E Winningham
Title: Chief Executive Officer

GSK FINANCE (NO.3) PLC

By:	/s/ P. K. Hopkins
Name: P. K. Hopkins
Title: Director

GLAXO GROUP LIMITED

By:	/s/ John Sadler
Name: John Sadler
Title: Authorized Signatory for and on behalf of The Wellcome Foundation Limited Corporate Director